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                                                                    Exhibit 99.1


[LOGO]     7961 SHAFFER PARKWAY
           SUITE 5
           LITTLETON, COLORADO 80127
           TELEPHONE  (720) 981-1185
           FAX  (720) 981-1186


                                          Trading Symbol:  VGZ
                                          Toronto and American Stock Exchanges

________________________________ NEWS_________________________________________

VISTA GOLD CORP. ANNOUNCES LOSS OF PRESIDENT AND CEO

DENVER, COLORADO MAY 25, 2004 - Vista Gold Corp. (TSX & AMEX: VGZ) announced today that Ronald J. (Jock) McGregor, President and CEO, passed away suddenly and unexpectedly yesterday, while jogging, in Littleton, Colorado.

"The Board of Directors and employees of Vista Gold are very saddened at the loss of Jock McGregor. He was an extremely capable president and a great friend who will be deeply missed by his associates and family," stated John Clark, a board member. "The Board of Directors is meeting later today to develop a plan to deal with this unexpected loss."
























The statements that are not historical facts are forward-looking statements involving known and unknown risks and uncertainties that could cause actual results to vary materially from targeted results. Such risks and uncertainties include those described from time to time in the Corporation's periodic reports, including the annual report on Form 10-K filed with the U.S. Securities and Exchange Commission. The Corporation assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Howard Harlan at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com
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